Exhibit 99.1

Contacts:	For Media:	Peter Stack +1(212) 578-3674

	For Investors:	Conor Murphy +1(212) 578-7788
MetLife announces sale of Japan Joint Venture stake to MS&AD
- strengthens MetLife focus on Alico Integration-
New York, October 29, 2010 – MetLife announced today that MetLife Worldwide Holdings, Inc. (“MLWH”), an indirect, wholly owned subsidiary of MetLife, Inc., has entered into an agreement to sell its interest in its Japanese joint venture, Mitsui Sumitomo MetLife Insurance Co., Ltd. (“MSI MetLife”), to its joint venture partner, MS&AD Insurance Group Holdings, Inc. (“MS&AD”), for ¥22,525,000,000 (approximately US$275,000,000). It is expected that the transaction, which is subject to customary closing conditions (including obtaining required regulatory approvals), will be completed on or about April 1 2011. Upon completion, MSI MetLife will be wholly owned by MS&AD.
“The combination of MetLife’s strengths and the local experience of MS&AD has been a key factor in the success of this joint venture. We are pleased to have come to an agreement with MS&AD that is in the best interests of our shareholders, our policyholders and employees in Japan. This transaction also allows MetLife in Japan to concentrate on leveraging our strong market position as a result of the pending Alico acquisition,” said Eugene Marks, Executive Vice President of MetLife’s International Business.
“MS&AD has been an excellent partner and we wish them success in operating this company as a wholly owned subsidiary. Operating this joint venture with MS&AD has provided us a wealth of knowledge about the highly competitive Japanese market. We now fully turn our attention and resources towards Alico, which greatly increases our market presence with a much broader product set and distribution platforms and customer base,” added Marks.
As part of the transaction, MLWH will transfer all of its ownership interest in MSI MetLife to MS&AD and MS&AD will be the sole operator of MSI MetLife once the transaction closes. MSI MetLife will be renamed following the completion of the transfer. Both companies have agreed to continue to work closely to ensure a seamless transition for distribution partners and customers during and after the transfer process.
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About MS&AD
MS&AD, Inc. (the “Company”) is one of the leading non-life insurance companies in the world with more than 300 offices in over 40 countries. The Company, through its two domestic non-life insurance subsidiaries, Mitsui Sumitomo Insurance Company, Ltd. and Aioi Nissay Dowa Insurance Company, Ltd., is the largest non-life insurance group in Japan based on net premiums written. In addition to domestic corporate and personal non-life insurance business, the Company, through its subsidiaries and affiliates, engages in domestic life insurance, overseas non-life and life insurance businesses including reinsurance, financial services business including asset management business, and risk-related business such as risk management business.
About MetLife
MetLife, Inc. is a leading provider of insurance, employee benefits and financial services with operations throughout the United States and the Latin America, Europe and Asia Pacific regions. Through its subsidiaries and affiliates, MetLife, Inc. reaches more than 70 million customers around the world and MetLife is the largest life insurer in the United States (based on life insurance in-force). The MetLife companies offer life insurance, annuities, auto and home insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions. For more information, visit www.metlife.com.
This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.
Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining MetLife’s actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange

Commission (the “SEC”). These factors include: (1) any delay or failure to complete the acquisition of American Life Insurance Company (“ALICO”), a subsidiary of ALICO Holdings LLC (“ALICO Holdings”), and Delaware American Life Insurance Company (“DelAm”) (collectively, the “Acquisition”); (2) the imposition of onerous conditions following the Acquisition; (3) difficulties in integrating the business acquired in the Acquisition (the “Alico Business”); (4) uncertainty with respect to the outcome of the closing agreement entered into between ALICO and the United States Internal Revenue Service in connection with the Acquisition; (5) uncertainty with respect to the making of elections under Section 338 of the U.S. Internal Revenue Code of 1986, as amended, and any benefits therefrom; (6) an inability to manage the growth of the Alico Business; (7) a write down of the goodwill established in connection with the Acquisition; (8) exchange rate fluctuations; (9) an inability to predict the financial impact of the Acquisition on MetLife’s business and financial results; (10) events relating to American International Group, Inc. that could adversely affect the Alico Business or MetLife; (11) the dilutive impact on MetLife, Inc.’s stockholders resulting from the issuance of equity securities to ALICO Holdings in connection with the Acquisition; (12) a decrease in MetLife, Inc.’s stock price as a result of ALICO Holdings’ ability to sell its equity securities; (13) the conditional payment obligation of approximately $300 million to ALICO Holdings if the conversion of the Series B Contingent Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock issued to ALICO Holdings in connection with the Acquisition into MetLife, Inc.’s common stock is not approved; (14) change of control provisions in the Alico Business’ agreements; (15) effects of guarantees within certain of ALICO’s variable life and annuity products; (16) regulatory action in the financial services industry affecting the combined business; (17) financial instability in Europe and possible write downs of sovereign debt of European nations; (18) difficult conditions in the global capital markets; (19) increased volatility and disruption of the capital and credit markets, which may affect MetLife’s ability to seek financing or access its credit facilities; (20) uncertainty about the effectiveness of the U.S. government’s programs to stabilize the financial system, the imposition of fees relating thereto, or the promulgation of additional regulations; (21) impact of comprehensive financial services regulation reform on MetLife; (22) exposure to financial and capital market risk; (23) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect MetLife’s ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require MetLife to pledge collateral or make payments related to declines in value of specified assets; (24) potential liquidity and other risks resulting from MetLife’s participation in a securities lending program and other transactions; (25) investment losses and defaults, and changes to investment valuations; (26) impairments of goodwill and realized losses or market value impairments to illiquid assets; (27) defaults on MetLife’s mortgage loans; (28) the impairment of other financial institutions; (29) MetLife’s ability to address unforeseen liabilities, asset impairments or rating actions arising from any future acquisitions, including the Acquisition, and to successfully integrate acquired businesses with minimal disruption; (30) economic, political, currency and other risks relating to MetLife’s international operations; (31) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (32) downgrades in MetLife, Inc.’s and its affiliates’ claims paying ability, financial strength or credit ratings; (33) ineffectiveness of risk management policies and procedures; (34) availability and effectiveness of reinsurance or indemnification arrangements, as well as default or failure of counterparties to perform; (35) discrepancies between actual claims experience and assumptions used in setting prices for MetLife’s products and establishing the liabilities for MetLife’s obligations for future policy benefits and claims; (36) catastrophe losses; (37) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, distribution of amounts available under U.S. government programs, and for personnel; (38) unanticipated changes in industry trends; (39) changes in accounting standards, practices and/or policies; (40) changes in assumptions related to deferred policy acquisition costs (“DAC”), deferred sales inducements (“DSI”), value of business acquired (“VOBA”) or goodwill; (41) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (42) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (43) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (44) adverse results or other consequences from litigation, arbitration or regulatory investigations; (45) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (46) regulatory, legislative or tax changes relating to MetLife’s insurance, banking, international, or other operations that may affect the cost of, or demand for, MetLife’s products or services, impair its ability to attract and retain talented and experienced management and other employees, or increase the cost or administrative burdens of providing benefits to employees; (47) the effects of business disruption or economic contraction due to terrorism, other hostilities, or natural catastrophes; (48) the effectiveness of MetLife’s programs and practices in avoiding giving its associates incentives to take excessive risks; (49) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC; and (50) any of the foregoing factors as they relate to the Alico Business and its operations.
MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.